Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Amphenol Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					(2)		(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(1)

(1)	The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement. An indeterminate aggregate principal amount of securities was previously registered on Registration Statement No. 333-237221 filed on March 16, 2020 (the “Prior Registration Statement”). This registration statement is being filed solely to replace the Prior Registration Statement that is scheduled to expire on March 16, 2023 pursuant to Rule 415(a)(5) under the Securities Act. In accordance with Rule 415(a)(6) under the Securities Act, effectiveness of this registration statement will be deemed to terminate the Prior Registration Statement.